CKX, Inc.MAY 24, 2007 Presentation to the Special Committee of the Board of DirectorsHoulihan Lokey Investment Banking Services 1930 Century Park West Los Angeles, California 90067 310-553-8871 www.hlhz.com Los Angeles New York Chicago San Francisco Washington, D.C. Minneapolis Dallas Atlanta London Paris Frankfurt Hong Kong

Houlihan Lokey Table of Contents Tab CKX Preliminary Valuation Indications ... 1 Summary A Market Multiple Approach B Discounted Cash Flow Approach.. C Transaction Multiple Approach D Public Price Approach ... E Preliminary Valuation Indication of the Minimum Guarantee ... 2 i

CKX Preliminary Valuation Indications

CKX Preliminary Valuation Indications Summary Market Multiple Approach Discounted Cash Flow Approach Transaction Multiple Approach Public Price Approach

Houlihan LokeySummary PRELIMINARY VALUATION INDICATION $20.00$18.00 $16.49$16.00 offer Share price (1): $14.00 $14.00 Price per Share $12.58 $11.97$12.14 $12.00 $12.28 Curcurent Share Price (2): $10.85 $11.35$11.14 $10.00 $9.98 $8.00Market Multiple Approach Selected Transaction Discounted Cash Flow Public Price Approach Approach Approach 1 Based on current going-private tender offer price of $14 per share. 2CKX, Inc. stock price as of May 22, 2007. 2

Houlihan Lokey Summary PRELIMINARY VALUATION INDICATIONS(figures in millions, except price per share) Market Multiple Selected Discounted Cash Flow Public Price Approach Transaction Approach Approach &nb sp; Approach Low High Low High Low High Low &n bsp; High Enterprise Value $1,100.0 $1,220.0 $1,080.0 $1,160.0 $1,190.0 $1,600.0 $970.0 $1,180.0 Add: Cash (1) 30.1 30.1 30.1 30.1 30.1 30.1 30.1 30.1 Less: Pro Forma Debt (1) 3.3 3.3 3.3 3.3 3.3 3.3 3.3 3.3 Less: Minority Interest (2) - — - — - — 3.7 3.7 Less: Preferred Stock (1) 22.8 22.8 22.8 22.8 22.8 22.8 22.8 22.8 Equity Value (Pro Forma) $1,104.0 $1,224.0 $1,084.0 $1,164.0 $1,194.0 $1,604.0 $970.4 $1,180.4 Price per Share (Pro Forma) $11.35 $12.58 $11.14 $11.97 $12.28 $16.49 $9.98 $12.14 1 As per the Company’s latest 2007 quarterly report on form 10-Q. 2 Minority interest has been captured in other approaches through adjustments to rep levels. 3

CKX Preliminary Valuation Indications Summary Market Multiple Approach Discounted Cash Flow Approach Transaction Multiple Approach Public Price Approach

Houlihan LokeyMarket Multiple ApproachINDICATIONS OF ENTERPRISE VALUE(figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range NFY — 2007 EBITDA$72.314.0 x — 15.0 x $1,011.7 —$1,083.9 NFY+1 — 2008 EBITDA$113.811.0 x — 12.0 x$1,252.3 — $1,366.1Median $1,088.6 — $1,217.3 Mean $1,110.3 — $1,221.1Indicated Enterprise Value Range (Rounded) $1,100.0 —$1,220.0 5

Houlihan Lokey

CKX

Market Multiple Approach

Representative Levels

(figures in millions)

			Fiscal Year Ended December 31,					
	2006 [1]	LTM 3/31/2007 [1]	2007	2008	2009	2010	2011	2012
19E - Core Operations	$148.3	$154.4	$159.4	$172.4	$185.7	$202.5	$216.2	$236.3
19E - New Initiatives	0.2	1.6	6.0	26.5	53.7	88.4	134.1	179.8
Other Businesses - Core Operations	62.5	61.5	72.6	72.6	77.0	73.6	78.0	82.7
Other Businesses - New Initiatives	-	-	-	5.0	25.9	95.7	151.7	184.6
Reported Revenue - Total	**$211.0**	**$217.5**	**$238.0**	**$276.5**	**$342.4**	**$460.1**	**$580.0**	**$683.5**
Revenue Growth %	*74.9%*	*NA*	*13.3%*	*16.2%*	*23.8%*	*34.4%*	*26.1%*	*17.8%*
19E - Core Operations EBITDA	$33.1	$38.2	$53.7	$70.3	$83.4	$98.0	$109.7	$126.4
19E - New Initiatives EBITDA	(1.6)	(2.5)	1.9	18.9	34.5	52.7	67.3	85.8
Other Businesses - Core Operations EBITDA	13.0	10.9	18.4	21.3	24.4	33.2	38.3	42.1
Other Businesses - New Initiatives EBITDA	-	-	-	5.0	25.9	83.8	134.9	165.2
Adjusted Corporate EBITDA - Total	**$44.5**	**$46.6**	**$74.0**	**$115.5**	**$168.2**	**$267.7**	**$350.2**	**$419.5**
EBITDA as % of Revenue	*21.1%*	*21.4%*	*31.1%*	*41.8%*	*49.1%*	*58.2%*	*60.4%*	*61.4%*
Less: Net Cash Minority Interest in EPE & MAE [2]	1.7	1.7	1.7	1.7	1.7	4.1	17.5	26.7
Adjusted Net Corporate EBITDA - Total	**$42.8**	**$44.9**	**$72.3**	**$113.8**	**$166.5**	**$263.7**	**$332.7**	**$392.8**

Footnotes:

(1) 2006 and LTM 3/31/2007 numbers include pro-forma financial information for MAE acquisition in 2006.

(2) Per Company management, based on contractual minimums to minority shareholders in EPE and MAE.

6

Houlihan Lokey
CKX

Market Multiple Approach

SELECTED PUBLIC COMPANY METRICS

(figures in millions, except price per share)

Content Management Companies	Market Value	Enterprise Value	LTM EBITDA Margin	1 Yr Rev Growth	2006 EV / Revenue	2006 EV / EBITDA	2007 [1] EV / Revenue	2007 [1] EV / EBITDA	2008 [1] EV / Revenue	2008 [1] EV / EBITDA
4 Kids Entertainment Inc.	$225.4	$113.8	-8.4%	12.9%	1.58 x	-18.8 x	1.48 x	14.2 x	1.34 x	8.8 x
CKX Inc. (2)	1,055.4	1,032.2	22.3%	74.2%	4.91 x	22.0 x	4.52 x	16.8 x	3.94 x	13.4 x
DIC Entertainment Corporation	91.1	111.0	11.3%	30.6%	1.36 x	12.0 x	NA	NA	NA	NA
Marvel Entertainment Inc.	2,597.4	2,616.7	35.6%	6.2%	7.44 x	20.9 x	6.04 x	10.4 x	5.16 x	11.0 x
Low	$91.1	$111.0	-8.4%	6.2%	1.36 x	12.0 x	1.48 x	10.4 x	1.34 x	8.8 x
High	$2,597.4	$2,616.7	35.6%	74.2%	7.44 x	22.0 x	6.04 x	16.8 x	5.16 x	13.4 x
Mean	$992.3	$968.4	15.2%	31.0%	3.82 x	18.3 x	4.01 x	13.8 x	3.48 x	11.0 x
Median	$640.4	$573.0	16.8%	21.7%	3.25 x	20.9 x	4.52 x	14.2 x	3.94 x	11.0 x

Diversified Media Companies	Market Value	Enterprise Value	LTM EBITDA Margin	1 Yr Rev Growth	2006 EV / Revenue	2006 EV / EBITDA	2007 [1] EV / Revenue	2007 [1] EV / EBITDA	2008 [1] EV / Revenue	2008 [1] EV / EBITDA
CBS Corporation	$25,950.2	$30,297.7	21.0%	74.2%	2.12 x	10.1 x	2.11 x	9.7 x	2.02 x	9.0 x
Lions Gate Entertainment Corp.	1,810.1	2,095.6	5.4%	7.3%	2.18 x	40.0 x	2.17 x	43.5 x	1.90 x	28.6 x
News Corp.	70,989.1	76,630.1	22.5%	4.3%	2.73 x	12.1 x	2.74 x	13.8 x	2.55 x	12.2 x
Time Warner Inc.	83,735.8	122,191.8	26.2%	1.5%	2.76 x	10.6 x	2.58 x	9.3 x	2.42 x	8.3 x
Viacom, Inc.	30,478.2	37,490.0	28.1%	-9.9%	3.27 x	11.6 x	3.03 x	10.9 x	2.83 x	9.9 x
Walt Disney Co.	77,524.4	89,159.4	22.8%	19.3%	2.53 x	11.1 x	2.48 x	10.8 x	2.37 x	9.7 x
Low	$1,810.1	$2,095.6	5.4%	-9.9%	2.12 x	10.1 x	2.11 x	9.3 x	1.90 x	8.3 x
High	$83,735.8	$122,191.8	28.1%	74.2%	3.27 x	12.1 x	3.03 x	13.8 x	2.83 x	12.2 x
Mean	$48,414.6	$59,644.1	21.0%	16.1%	2.60 x	11.1 x	2.52 x	10.9 x	2.35 x	9.8 x
Median	$50,733.6	$57,060.0	22.7%	5.8%	2.63 x	11.1 x	2.53 x	10.8 x	2.40 x	9.7 x
CKX, Inc. [3]	**$1,361.8**	**$1,360.0**	**21.0%**	**74.2%**	**6.46 x**	**29.0 x**	**5.72 x**	**18.8 x**	**4.92 x**	**11.9 x**

Footnotes:
* Excluded from range.
(1) Calculated based upon analyst projections for the comparable companies.
(2) Forward multiples based on publicly available Wall St. analyst estimates.
(3) Based on offer price of $14.00 per share; forward multiples based on management projections.

7

CKX Preliminary Valuation Indications Summary Market Multiple Approach Discounted Cash Flow Approach Transaction Multiple Approach Public Price Approach

Houlihan LokeyDiscounted Cash Flow ApproachDISCOUNTED CASH FLOW VALUATION SUMMARY (figures in millions)IndicatedSegment Discounted Cash Flow Summary Enterprise Value Range
19 Entertainment (Core Operations) (1) $590.0 — $700.0 19 Entertainment (New Initiatives) $190.0 — $280.0 Other CKx Divisions (Core Operations) (1) $180.0 — $220.0 Other CKx Divisions (New Initiatives) $230.0 — $400.0 Implied Enterprise Value Range (rounded) $1,190.0 — $1,600.0 Footnotes:(1) Corporate overhead was allocated between the two core segments based on a percentage of revenue.9

Houlihan LokeyDiscounted Cash Flow Approach19 ENTERTAINMENT — CORE OPERATIONS(figures in millions)Projected FYE December 31, 2007 2008 2009 2010 2011 2012 DCF Assumptions Revenue $159.4 $172.4 $185.7 $202.5 $216.2 $236.3 Discount Rate 13.0% Revenue Growth % NA 8.1% 7.8% 9.0% 6.8% 9.3% Tax Rate 40.0% Less: Cost of Goods Sold 77.8 78.3 79.2 82.6 86.5 82.5 Less: Selling, General & Administrative (1) 33.6 29.9 27.9 26.0 24.0 23.0 Less: Corporate Expense (2) 9.8 10.4 10.9 11.8 12.3 12.9 Less: Non-Cash Compensation Expense — - — - — -Add: Adjustments (Equity Earnings — Beckham) 0.9 3.1 3.7 4.4 5.1 5.7 Adjusted EBIT $39.1 $56.8 $71.4 $86.5 $98.5 $123.7EBIT Margin % 24.5% 32.9% 38.5% 42.7% 45.6% 52.4% Add: Option Expense — - — - — -Adjusted EBITO 39.1 56.8 71.4 86.5 98.5 123.7 Less:Taxes 15.6 22.7 28.6 34.6 39.4 49.5
Debt-Free Earnings $23.4 $34.1 $42.9 $51.9 $59.1 $74.2 Less: Capital Expenditures (3) (0.4) (0.4) (0.4) (0.5) (0.5) (0.5) Less: Working Capital Requirements (4) — - — - — - Terminal Value Assumptions Add: Depreciation and Amortization (3) 14.6 13.5 11.9 11.5 11.3 2.7 2013 Cash Flow (3.0% Growth Rate)$78.7 Total Net Investment $14.2 $13.1 $11.5 $11.1 $10.8 $2.2 Gordon Growth Rate 3.0% Net Debt-Free Cash Flows $37.6 $47.2 $54.4 $62.9 $69.9 $76.4 Terminal Value $787.2 Discount Period 0.50 1.50 2.50 3.50 4.50 5.50 Discount Period 5.50 Discount Factor @ 13.0% 0.94 0.83 0.74 0.65 0.58 0.51 Discount Factor @ 13.0%0.51 Present Value of Net Debt-Free Cash Flows$35.4 $39.3 $40.1 $41.0 $40.3 $39.0 PV of Terminal Value $401.9Sensitivity Analysis: Enterprise Value Distribution of Value 0.0 Period Cash Flow36.9% 0.5% Gordon Growth Rate Terminal Cash Flow 63.1% $637.0542.0%2.5% 3.0% 3.5% 4.0% Total 100.0% 12.0% $659.6 $683.7 $710.6 $740.6 $774.3 12.5% $626.8 $648.2 $671.9 $698.2 $727.6 Implied Analyses 13.0% $597.0 $616.1 $637.1 $660.3 $686.0 LTM EBITDA Multiple 19.5x Discount Rate 13.5% $569.8 $586.9 $605.6 $626.2 $648.9 NFY EBITDA Multiple 12.0x 14.0% $544.9 $560.3 $577.0 $595.4 $615.6 Implied Terminal Multiple 6.2x Indicated Enterprise Value (Rounded) $590.0 — $700.0Footnotes:(1) Excludes corporate overhead. (2) Corporate overhead was allocated to the 19E core segment based on itsrevenue as a percentage of total core revenue. (3) Based on managementprojections. (4) Based on discussions with management, the Company receives prepaid royalties on itslicensing contracts, maintaining a positive working capital balance. Therefore, the Company does not have any projected working capital requirements.

Houlihan Lokey Discounted Cash Flow Approach 19ENTERTAINMENT REPRESENTATIVE LEVELS — CORE OPERATIONS(figures in millions) 2006 2007 2008 2009 2010 2011 2012 Fiscal Year Ended December 31, 2006 2007 2008 2009 2010 2011 2012 American Idol $65.0 $74.9 $79.9 $85.4 $91.1 $94.6 $103.2 Non-US Idol 8.6 8.6 9.1 9.5 10.0 10.5 11.0 SYTYCD 38.1 41.8 43.9 46.1 48.4 50.8 53.4 Music 27.9 22.1 26.4 31.4 37.1 43.6 51.2 Beckhams 0.9 1.2 1.3 1.4 1.4 1.5 1.6 Other 8.0 10.8 11.8 12.0 14.5 15.2 15.9 Reported Revenue $148.3 $159.4 $172.4 $185.7 $202.5 $216.2 $236.3 Revenue Growth % NA 7.5% 8.1% 7.8% 9.0% 6.8% 9.3% American Idol EBITDA $31.5 $44.3 $50.6 $56.8 $62.9 $66.7 $75.0 Non-US Idol EBITDA 6.5 6.8 7.5 8.1 8.7 9.3 9.9 SYTYCD EBITDA (0.7) 0.5 2.4 4.0 5.6 7.1 8.6 Music EBITDA 5.2 7.5 12.4 16.0 20.2 25.0 30.5 Beckhams EBITDA 0.6 0.9 1.0 1.1 1.2 1.3 1.3 Other EBITDA 3.5 2.7 3.7 4.7 6.9 7.5 8.2 Equity EBITDA of Affiliates (Beckham Brands) 0.7 0.9 3.1 3.7 4.4 5.1 5.7 Less: Corporate Overhead (1) 14.2 9.8 10.4 10.9 11.8 12.3 12.9 Adjusted EBITDA — Total $33.1 $53.7 $70.3 $83.4 $98.0 $109.7 $126.4 Less: Depreciation & Amortization (Core) 14.5 14.6 13.5 11.9 11.5 11.3 2.7 Adjusted EBIT — Total $18.7 $39.1 $56.8 $71.4 $86.5 $98.5 $123.7 Footnotes: (1) Corporate overhead was allocated between the two core segments based on a percentage of revenue.11

Houlihan LokeyDiscounted Cash Flow Approach 19 ENTERTAINMENT — NEW OPERATIONS(figures in millions) Projected FYE December 31, 2007 2008 2009 2010 2011 2012 DCF Assumptions Revenue $6.0 $26.5 $53.7 $88.4 $134.1 $179.8 Discount Rate 19.0% Revenue Growth % NA 341.8% 102.5% 64.6% 51.7% 34.1% Tax Rate 40.0% Less: Cost of Goods Sold 2.8 3.0 11.1 24.3 51.9 76.6 Less: Selling, General & Administrative (1) 1.3 4.6 8.1 11.4 14.9 17.5 Less: Corporate Expense — - — - — -Less: Non-Cash Compensation Expense — - — - — -Add: Adjustments — - — - — - Adjusted EBIT $1.9 $18.9 $34.5 $52.7 $67.3 $85.8 EBIT Margin % 31.7% 71.4% 64.3% 59.7% 50.2% 47.7% Add: Option Expense — - — - — -Adjusted EBITO 1.9 18.9 34.5 52.7 67.3 85.8 Less: Taxes 0.8 7.6 13.8 21.1 26.9 34.3 Debt-Free Earnings $1.1 $11.4 $20.7 $31.6 $40.4 $51.5 Less: Capital Expenditures (2) — - — - — - Less: Working Capital Requirements (3) — - — - — - Terminal Value Assumptions Add: Depreciation and Amortization (2) — - — - — - 2013 Cash Flow (5.0% Growth Rate) $54.0 Total Net Investment — - — - — - Gordon Growth Rate 5.0% Net Debt-Free Cash Flows $1.1 $11.4 $20.7 $31.6 $40.4 $51.5 Terminal Value $385.9 Discount Period 0.50 1.50 2.50 3.50 4.50 5.50 Discount Period 5.50 Discount Factor @ 19.0% 0.92 0.77 0.65 0.54 0.46 0.38 Discount Factor @ 19.0%0.38 Present Value of Net Debt-Free Cash Flows$1.0 $8.8 $13.4 $17.2 $18.5 $19.8 PV of Terminal Value $148.3 Sensitivity Analysis: Enterprise Value Distribution of Value 0.50% Period Cash Flow34.7% 2.0% Gordon Growth Rate Terminal Cash Flow 65.3% $226.8834.0% 4.5% 5.0% 5.5% 6.0% Total 100.0% 15.0% $315.2 $327.1 $340.1 $354.6 $370.6
17.0% $257.5 $265.3 $273.8 $282.9 $293.0 Implied Analyses 19.0% $215.7 $221.1 $226.9 $233.1 $239.8 LTM EBITDA Multiple NA Discount Rate 21.0% $184.2 $188.0 $192.2 $196.6 $201.3 NFY EBITDA Multiple 123.4x 23.0% $159.6 $162.5 $165.5 $168.8 $172.2 Implied Terminal Multiple 4.5x Indicated Enterprise Value (Rounded) $190.0 — $280.0Footnotes:(1) Excludes corporate overhead. (2)Based on management projections. (3) Based on discussions with management, the Company receives prepaid royalties on itslicensing contracts, maintaining a positive working capital balance. Therefore, the Company does not have any projected working capital requirem12

Houlihan Lokey Discounted Cash Flow Approach 19 ENTERTAINMENT REPRESENTATIVE LEVELS — NEW OPERATIONS (figures in millions) 2006 2007 2008 2009 2010 2011 2012 Fiscal Year Ended December 31, 2006 2007 2008 2009 2010 2011 2012 Other TV 0.2 5.3 10.5 23.7 44.4 85.1 125.8 Telephony — - 8.3 16.7 25.0 25.0 25.0 Internet — - 5.0 10.0 15.0 20.0 25.0 Downloads — 0.7 2.7 3.4 4.0 4.0 4.0 Reported Revenue $0.2 $6.0 $26.5 $53.7 $88.4 $134.1 $179.8Revenue Growth % NA 3847.4% 341.8% 102.5% 64.6% 51.7% 34.1% Other TV EBITDA (1.6) 1.4 5.7 9.0 14.4 23.7 37.0 Telephony EBITDA — - 6.9 14.2 21.8 22.2 22.6 Internet EBITDA — - 4.1 8.5 13.1 17.8 22.6 Downloads EBITDA — 0.5 2.2 2.8 3.5 3.6 3.6 Adjusted EBITDA — Total ($1.6) $1.9 $18.9 $34.5 $52.7 $67.3 $85.8 Less: Depreciation & Amortization (New) — - — - — - - Adjusted EBIT — Total ($1.6) $1.9 $18.9 $34.5 $52.7 $67.3 $85.8 13

Houlihan LokeyDiscounted Cash Flow Approach OTHER CKX DIVISIONS — CORE OPERATIONS (figures in millions) Projected FYE December 31, 2007 2008 2009 2010 2011 2012 DCF Assumptions Revenue $72.6 $72.6 $77.0 $73.6 $78.0 $82.7 Discount Rate 13.0% Revenue Growth % NA 0.1% 6.0% -4.4% 6.0% 6.1% Tax Rate 40.0% Less: Cost of Goods Sold 47.5 44.3 44.1 36.0 35.3 36.2 Less: Selling, General & Administrative (1) 10.0 9.6 10.0 5.6 4.7 4.7 Less: Minority Interest in EPE and MAE 1.7 1.7 1.5 2.0 6.7 9.5 Less: Corporate Expense (2) 4.5 4.4 4.5 4.3 4.4 4.5 Add: Adjustments — - — - — - Adjusted EBIT $8.9 $12.6 $16.9 $25.7 $26.8 $27.9 EBIT Margin % 12.3% 17.4% 22.0% 35.0% 34.4% 33.7% Add: Option Expense 4.5 4.4 4.5 4.3 4.4 4.5 Adjusted EBITO 13.4 17.0 21.5 30.0 31.2 32.4 Less: Taxes 5.4 6.8 8.6 12.0 12.5 12.9 Debt-Free Earnings $8.0 $10.2 $12.9 $18.0 $18.7 $19.4 Less: Capital Expenditures (3) (1.4) (1.2) (1.2) (1.3) (1.4) (1.4) Less: Working Capital Requirements (4) — - — - — - Terminal Value Assumptions Add: Depreciation and Amortization (3) 7.8 7.0 6.0 5.5 4.8 4.7 2013 Cash Flow (3.0% Growth Rate)$23.4 Total Net Investment $6.4 $5.8 $4.7 $4.2 $3.4 $3.3 Gordon Growth Rate 3.0% Net Debt-Free Cash Flows $14.4 $16.0 $17.6 $22.2 $22.1 $22.7 Terminal Value $234.0 Discount Period 0.50 1.50 2.50 3.50 4.50 5.50 Discount Period 5.50 Discount Factor @ 13.0% 0.94 0.83 0.74 0.65 0.58 0.51 Discount Factor @ 13.0%0.51 Present Value of Net Debt-Free Cash Flows$13.5 $13.3 $13.0 $14.5 $12.8 $11.6 PV of Terminal Value $119.5Sensitivity Analysis: Enterprise Value Distribution of Value 0.0 Period Cash Flow39.7% 0.5% Gordon Growth Rate Terminal Cash Flow 60.3% $198.1692.0%2.5% 3.0% 3.5% 4.0% Total 100.0% 12.0% $205.0 $212.2 $220.2 $229.1 $239.1 12.5% $195.2 $201.6 $208.6 $216.4 $225.2 Implied Analyses 13.0% $186.3 $191.9 $198.2 $205.1 $212.7 LTM EBITDA Multiple 17.7x Discount Rate 13.5% $178.1 $183.2 $188.7 $194.9 $201.6 NFY EBITDA Multiple 12.0x 14.0% $170.6 $175.2 $180.2 $185.6 $191.6 Implied Terminal Multiple 7.2x Indicated Enterprise Value (Rounded) $180.0 — $220.0Footnotes: (1) Excludes corporate overhead. (2) Corporate overhead was allocated to the Other CKx Divisions core segment based on its revenue as a percentage of total core revenue. (3) Based on managementprojections. (4) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, the Company does not have any projected working capital requirements.

14 Houlihan LokeyDiscounted Cash Flow Approach OTHER CKX DIVISIONS REPRESENTATIVE LEVELS — CORE OPERATIONS(figures in millions) 2006 2007 2008 2009 2010 2011 2012 Fiscal Year Ended December 31, 2006 2007 2008 2009 2010 2011 2012 EPE Licensing 13.7 15.2 15.4 16.1 16.9 17.8 18.7 EPE Graceland (Core) 24.9 28.4 29.8 31.3 32.9 34.5 36.2 EPE Other 10.2 16.0 13.1 13.9 6.7 7.2 7.7 MBST 6.1 6.3 6.9 7.2 7.6 8.0 8.4 MAE Memorabilia & Licensing (1) 7.6 6.6 7.5 8.5 9.5 10.6 11.8 Reported Revenue $62.5 $72.6 $72.6 $77.0 $73.6 $78.0 $82.7Revenue Growth % NA 16.2% 0.1% 6.0% -4.4% 6.0% 6.1% EPE Licensing EBITDA 7.4 9.7 10.0 10.6 12.2 13.2 14.0 EPE Graceland EBITDA 6.4 7.88.6 10.0 16.7 19.6 21.4 EPE Other EBITDA 0.3 1.1 1.9 2.0 1.4 1.6 1.7 MBST EBITDA 1.1 1.3 1.4 1.5 1.7 1.9 2.0 MAE Memorabilia & Licensing EBITDA 3.8 3.0 3.8 4.7 5.5 6.4 7.5 Less: Corporate Overhead (2) 6.0 4.5 4.4 4.5 4.3 4.4 4.5 Adjusted EBITDA — Total $13.0 $18.4 $21.3 $24.4 $33.2 $38.3 $42.1 Less: Net Cash Minority Interest in EPE & MAE (3) 1.7 1.7 1.7 1.5 2.0 6.7 9.5 Adjusted EBITDA — Total $11.3 $16.7 $19.6 $22.9 $31.2 $31.6 $32.6 Less: Depreciation & Amortization 24.4 7.8 7.0 6.0 5.5 4.8 4.7 Adjusted EBIT — Total ($13.1) $8.9 $12.6 $16.9 $25.7 $26.8 $27.9 Footnotes: (1) 2006 numbers include pro-forma financial information for MAE acquisition in 2006. (2) Corporate overhead was allocated between the two core segments based on a percentage of revenue. (3) As provided by Company management; net cash minority interest payments were allocated between the two Other Business segments based on a percentage of revenue.15

Houlihan L okey Discounted Cash Flow Approach OTHER CKX DIVISIONS — NEW INITIATIVES (figures in millions) Projected FYE December 31, 2007 2008 2009 2010 2011 2012 DCF Assumptions Revenue $0.0 $5.0 $25.9 $95.7 $151.7 $184.6 Discount Rate 19.0% Revenue Growth % NA NA 418.9% 268.7% 58.6% 21.7% Tax Rate 40.0% Less: Cost of Goods Sold — 0.1 6.1 28.2 41.3 49.1 Less: Selling, General & Administrative (1) — - — 4.8 6.1 6.5 Less: Minority Interest in EPE and MAE — - 0.2 2.1 10.8 17.2 Less: Non-Cash Compensation Expense — - — - — -Add: Adjustments — - — - — - Adjusted EBIT $0.0 $4.9 $19.6 $60.6 $93.6 $111.8 EBIT Margin % NA 98.0% 75.5% 63.3% 61.7% 60.6%Add: Option Expense — - — - — -Adjusted EBITO — 4.9 19.6 60.6 93.6 111.8 Less: Taxes — 2.0 7.8 24.2 37.4 44.7 Debt-Free Earnings $0.0 $2.9 $11.7 $36.3 $56.1 $67.1 Less: Capital Expenditures (2) (9.0) (30.0) (74.0) (37.5) (23.7) (3.7) Less: Working Capital Requirements (3) — - — - — - Terminal Value Assumptions Add: Depreciation and Amortization (2) — 0.1 6.1 21.2 30.6 36.2 2013 Cash Flow (5.0% Growth Rate) $104.5 Total Net Investment (9.0) (29.9) (67.9) (16.3) $6.8 $32.5 Gordon Growth Rate5.0% Net Debt-Free Cash Flows ($9.0) ($27.0) ($56.1) $20.0 $63.0 $99.6 Terminal Value $746.7 Discount Period 0.50 1.50 2.50 3.50 4.50 5.50 Discount Period 5.50 Discount Factor @ 19.0% 0.92 0.77 0.65 0.54 0.46 0.38 Discount Factor @ 19.0%0.38 Present Value of Net Debt-Free Cash Flows($8.3) ($20.8) ($36.3) $10.9 $28.8 $38.2 PV of Terminal Value $286.8Sensitivity Analysis: Enterprise Value Distribution of Value 0.50% Period Cash Flow4.2% 2.0% Gordon Growth Rate Terminal Cash Flow 95.8% $299.4234.0%4.5% 5.0% 5.5% 6.0% Total 100.0% 15.0% $458.6 $481.6 $506.9 $534.8 $565.8
17.0% $352.9 $368.1 $384.4 $402.2 $421.6 Implied Analyses 19.0% $277.8 $288.2 $299.4 $311.5 $324.4 LTM EBITDA Multiple NA Discount Rate 21.0% $222.1 $229.6 $237.6 $246.1 $255.2 NFY EBITDA Multiple NA 23.0% $179.6 $185.2 $191.1 $197.3 $203.9 Implied Terminal Multiple 5.0x Indicated Enterprise Value (Rounded) $230.0 — $400.0Footnotes: (1) Excludes corporate overhead. (2)Based on management projections. (3) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, the Company does not have any projected working capital requirem16

Houlihan Lokey

CKX

Discounted Cash Flow Approach

OTHER CKX DIVISIONS REPRESENTATIVE LEVELS – NEW INITIATIVES

(figures in millions)

	Fiscal Year Ended December 31,						
	2006	2007	2008	2009	2010	2011	2012
EPE Graceland (New)	-	-	-	-	17.9	30.7	38.4
EPE Cirque Du Soleil	-	-	-	-	30.2	46.3	48.9
MAE - 24 Fitness & Ali Experience	-	-	-	10.9	22.6	34.8	47.3
iStars/Now	-	-	5.0	15.0	25.0	40.0	50.0
Reported Revenue	**$0.0**	**$0.0**	**$5.0**	**$25.9**	**$95.7**	**$151.7**	**$184.6**
Revenue Growth %	*NA*	*NA*	*NA*	*418.9%*	*268.7%*	*58.6%*	*21.7%*
EPE Graceland EBITDA (2)	-	-	-	-	9.1	17.5	22.7
EPE Cirque Du Soleil EBITDA	-	-	-	-	27.2	42.6	45.3
MAE - 24 Hour Fitness EBITDA	-	-	-	10.9	22.6	34.8	47.3
iStars/Now EBITDA	-	-	5.0	15.0	25.0	40.0	50.0
Adjusted EBITDA - Total	**$0.0**	**$0.0**	**$5.0**	**$25.9**	**$83.8**	**$134.9**	**$165.2**
Less: Net Cash Minority Interest in EPE & MAE (3)	-	-	-	0.2	2.1	10.8	17.2
Adjusted EBIT - Total	**$0.0**	**$0.0**	**$5.0**	**$25.7**	**$81.7**	**$124.1**	**$148.0**
Less: Depreciation & Amortization	-	0.1	0.1	6.1	21.2	30.6	36.2
Adjusted EBIT - Total	**$0.0**	**($0.1)**	**$4.9**	**$19.6**	**$60.6**	**$93.6**	**$111.8**

Footnotes:

(1) Revenue was split between Core & New by growing Graceland (Core) 2009 revenue at 5 percent through 2012, and allocating any additional forecasted revenue to Graceland (New) from 2010 to 2012.

(2) Corporate SG&A has been allocated to EPE Graceland based on its percentage of revenue.

(3) As provided by Company management; net cash minority interest payments were allocated between the two Other Business segments based on a percentage of revenue.

17

Houlihan Lokey

Discounted Cash Flow Approach

COMPARABLE COMPANY WACC ANALYSIS

(figures in millions)

	Debt	Preferred Stock	Market Value of Equity	Total Capitalization	Debt to Equity	Debt to Total Capitalization	Preferred to Total Capitalization	Equity to Total Capitalization
CBS Corporation	$7,725.3	$0.0	$25,950.2	$33,675.5	29.8%	22.9%	0.0%	77.1%
CKX Inc.	3.3	0.0	1,055.4	1,058.6	0.3%	0.3%	0.0%	99.7%
DIC Entertainment Corporation	23.2	0.0	91.1	114.3	25.5%	20.3%	0.0%	79.7%
Walt Disney Co.	12,689.0	0.0	77,524.4	90,213.4	16.4%	14.1%	0.0%	85.9%
4 Kids Entertainment Inc.	0.0	0.0	225.4	225.4	0.0%	0.0%	0.0%	100.0%
Lions Gate Entertainment Corp.	325.0	0.0	1,810.1	2,135.1	18.0%	15.2%	0.0%	84.8%
Marvel Entertainment Inc.	49.5	0.0	2,597.4	2,646.9	1.9%	1.9%	0.0%	98.1%
News Corp.	12,474.0	0.0	70,989.1	83,463.1	17.6%	14.9%	0.0%	85.1%
Time Warner Inc.	35,041.0	0.0	83,735.8	118,776.8	41.8%	29.5%	0.0%	70.5%
Viacom, Inc.	7,377.5	0.0	30,478.2	37,855.7	24.2%	19.5%	0.0%	80.5%
Median	$3,851.3	$0.0	$14,273.8	$18,161.2	17.8%	15.1%	0.0%	84.9%
Mean	$7,570.8	$0.0	$29,445.7	$37,016.5	17.5%	13.9%	0.0%	86.1%

	Levered Beta	Unlevered Beta	Equity Risk Premium (1)	Size Risk Premium (1)	Cost of Equity	Cost of Debt	Cost of Preferred	WACC
CBS Corporation	1.01	0.86	6.40%	-0.37%	11.1%	6.9%	0.0%	9.5%
CKX Inc.	0.98	0.98	6.40%	1.67%	12.9%	5.3%	0.0%	12.9%
DIC Entertainment Corporation	0.72	0.62	6.40%	6.36%	16.0%	0.0%	0.0%	12.7%
Walt Disney Co.	1.20	1.09	6.40%	-0.37%	12.3%	6.2%	0.0%	11.1%
4 Kids Entertainment Inc.	0.65	0.65	6.40%	6.36%	15.5%	0.0%	0.0%	15.5%
Lions Gate Entertainment Corp.	0.81	0.73	6.40%	1.49%	11.7%	3.6%	0.0%	10.2%
Marvel Entertainment Inc.	0.85	0.84	6.40%	1.10%	11.5%	7.0%	0.0%	11.4%
News Corp.	1.27	1.15	6.40%	-0.37%	12.7%	6.3%	0.0%	11.4%
Time Warner Inc.	1.99	1.59	6.40%	-0.37%	17.4%	6.7%	0.0%	13.4%
Viacom, Inc.	1.28	1.12	6.40%	-0.37%	12.8%	6.2%	0.0%	11.0%
Median	1.00	0.92			12.8%	6.2%	0.0%	11.4%
Mean	1.08	0.96			13.4%	4.8%	0.0%	11.9%

Footnotes:
Sources: Capital IQ and Bloomberg.
Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1- Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value) + (Cost of Preferred * Preferred to Enterprise Value).
Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium.
Risk Free Rate as of May 22, 2007.
(1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2006 Yearbook, pp. 140, 142, 166 and 174.

18

Houlihan Lokey

Discounted Cash Flow Approach

Subject Company WACC Analysis

Market Assumptions	
20-Year Treasury Bond Yield	4.99%
Equity Risk Premium (1)	6.40%
Size Risk Premium (1)	2.33%
Company Specific Risk Premium	0.00%
Tax Rate	40.00%

Beta Assumptions	
Company Specific Decile Beta	1.28
Selected Unlevered Beta	0.96
Levered Beta	1.07

Capital Structure Assumptions	
Preferred to Enterprise Value	0.0%
Debt to Enterprise Value	15.1%
Equity to Enterprise Value	84.9%
Cost of Debt	6.2%
Cost of Preferred	0.0%
Cost of Equity	14.1%

Indicated Weighted Average Cost of Capital (rounded)	**13.0%**
Concluded Weighted Average Cost of Capital - Core Businesses	**13.0%**
Concluded Weighted Average Cost of Capital - Non-Core Businesses (2)	**19.0%**

[1] *Ibbotson Associates, Stocks Bonds Bills and Inflation 2006 Yearbook, pp. 140, 142, 166 and 174.*
[2] *Calculated including 7.5 percent company specific risk premium to reflect execution risk of developing new revenue streams and business lines.*

19

19 CKX Preliminary Valuation Indications Summary Market Multiple Approach Discounted Cash Flow Approach Transaction Multiple Approach Public Price Approach

Houlihan LokeyTransaction Multiple Approach SELECTED TRANSACTION METHODOLOGY (figures in millions)Representative Selected Indicated Level Multiple RangeEnterprise Value RangeNFY — 2007 EBITDA $72.3 15.0 x — 16.0 x $1,083.9 — $1,156.2 Median $1,083.9 — $1,156.2 Mean $1,083.9 — $1,156.2 Indicated Enterprise Value Range $1,080.0 — $1,160.021

Houlihan Lokey

CKX

Transaction Multiple Approach

SELECTED TRANSACTION SUMMARY

(figures in millions)

Announced	Effective	Target	Target Business Description	Acquiror	EV	EV/ EBITDA	LTM EBITDA Margin	1-Week Premium	1-Month Premium
3/29/2007	Pending	Image Entertainment Inc.	Engages in the acquisition, production, and distribution of content for release on DVD.	Lions Gate Entertainment Corp.	$118.9	14.8x	6.8%	40.6%	32.9%
3/5/2007	Pending	Topps Co., Inc.	The Topps Company, Inc. engages in the creation and marketing of confectionery and entertainment products.	Madison Dearborn Partners, LLC	303.1	20.9x	4.7%	3.7%	-2.2%
6/1/2006	Pending	Tiger Aspect Productions Ltd.	Operates as a television program production company in London.	TWI Interactive	48.2	13.9x	7.2% (3)	NA	NA
3/17/2005	3/17/2005	19 Entertainment Ltd.	Creates and produces entertainment programs. The company offers programs, such as American Idol in the United States and Pop Idol in the United Kingdom.	CKx, Inc.	200.0 (2)	10.0x (2)	10.0% (3)	NA	NA
12/16/2004	2/7/2005	Elvis Presley Enterprises, Inc.	Provides music publishing, licensing, production, and tourism services.	CKx, Inc.	105.0 (2)	12.4x (2)	26.4% (3)	NA	NA

	EV	EV/ EBITDA	LTM EBITDA Margin	1-Week Premium	1-Month Premium
Low	$48.2	10.0x	4.7%	3.7%	-2.2%
High	$303.1	20.9x	26.4%	40.6%	32.9%
Median	$118.9	13.9x	7.2%	22.2%	15.4%
Mean	$155.0	14.4x	11.0%	22.2%	15.4%

Footnotes:

Sources: Factset Mergerstat LLC, Capital IQ, Securities Data Company, analyst reports, news articles and public filings.

(1) Transaction study based on announced and completed, controlling interest acquisitions between $5.0 million and $10.0 billion. Transactions with announcements dates between 12/1/2004 and 5/18/2007 for which purchase price multiples were available were considered. Target companies were required to have SIC codes of 4841, 4833, 6794, 7389, 7812, 7819 and 7319.

(2) Based on discussions with management. The transaction with Elvis Prelsey Enterprises includes approximately $5.0 million in transaction costs and represents an 85% interest.

(3) Based on the implied EBITDA margin reflected by the EV and EV/EBITDA multiple.

EV - Enterprise Value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

EBIT - Earnings Before Interest and Taxes.

22

22 CKX Preliminary Valuation Indications Summary Market Multiple Approach Discounted Cash Flow Approach Transaction Multiple Approach Public Price Approach Houlihan Lokey Public Price Approach

IMPLIED PUBLIC MARKET PRICING APPROACH (figures in millions, except price per share) LowHigh Closing Stock Price as of 5/22/2007 $10.85 5-Day Range $10.00 — $11.05 30-Day Range 10.00 — 11.65 90-Day Range 10.00 — 14.25 Price per Share Range (Rounded) 10.00 — 12.30 Market Value of Equity (1) $972.7 — $1,196.4 Add: Net Debt (26.9) — (26.9) Add: Minority Interest 3.7 — 3.7 Add: Preferred Stock 22.8 — 22.8 Enterprise Value (Rounded) $970.0 — $1,200.0 1 Based on 97.3 million shares outstanding per the Company’s latest 2007 quarterly report on form 10-Q.24

Houlihan LokeyPublic Price Approach IMPLIED PUBLIC VALUATION (figures in millions, except per share data) Public Market Enterprise Value 52-week High $14.48 52-week Low $8.77 Fully Diluted Shares Outstanding (1) 97.3 Stock Price (2) $10.85 Market Value of Equity $1,055.4 Add: Total Debt (1) 3.3 Add: Preferred Stock (1) 22.8 Add: Minority Interest (1) 3.7 Less: Cash (1) 30.1 Public Market Enterprise Value (rounded) $1,060.0 1 As per the Company’s latest 2007 quarterly report on form 10-Q. 2Pricing Data as of 5/22/2007.25

Preliminary Valuation Indication of the Minimum Guarantee

Houlihan Lokey Preliminary Valuation Indication of the Minimum Guarantee LICENSING TRANSACTION MINIMUM GUARANTEE PRELIMINARY VALUATION SUMMARY(figures in millions) Indicated Segment Discounted Cash Flow Summary Value Range Minimum Guarantees — Gordon Growth Approach $80.0 — $90.0
Indicated Value Range (rounded) $80.0 — $90.0 Selected Value (rounded) $85.0

27 Houlihan Lokey Preliminary Valuation Indication of the Minimum Guarantee DISCOUNTED CASH FLOW VALUATION — MINIMUM GUARANTEESfigures in millions) Projected FYE December 31, 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Revenue $0.0 $10.0 $10.0 $10.0 $20.0 $20.0 $20.0 $25.0 $25.0 $25.0 Revenue Growth % 13.2% -95.8% 0.0% 0.0% 100.0% 0.0% 0.0% 25.0% 0.0% 0.0% Add: Adjustments — - — - — - — - — -Adjusted EBIT $0.0 $10.0 $10.0 $10.0 $20.0 $20.0 $20.0 $25.0 $25.0 $25.0 EBIT Margin % NA 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Less: Taxes — 4.0 4.0 4.0 8.0 8.0 8.0 10.0 10.0 10.0 Debt-Free Earnings $0.0 $6.0 $6.0 $6.0 $12.0 $12.0 $12.0 $15.0 $15.0 $15.0 Less: Capital Expenditures — - — - — - — - — -Less: Working Capital Requirements — - — - — - - — - -Add: Depreciation and Amortization — - — - — - — - — -Total Net Investment — - — - — - - — -Net Debt-Free Cash Flows $0.0 $6.0 $6.0 $6.0 $12.0 $12.0 $12.0 $15.0 $15.0 $15.0 Discount Period 0.50 1.50 2.50 3.50 4.50 5.50 6.50 7.50 8.50 9.50 Discount Factor @ 13.0% 0.94 0.83 0.74 0.65 0.58 0.51 0.45 0.40 0.35 0.31 Present Value of Net Debt-Free Cash Flows $0.0 $5.0 $4.4 $3.9 $6.9 $6.1 $5.4 $6.0 $5.3 $4.7Sensitivity Analysis: Enterprise Value 0.5% 0.5% Gordon Growth Rate $83.936 -1.0% -0.5% 0.0% 0.5% 1.0% 12.0% $89.2 $90.9 $92.8 $94.9 $97.2 12.5% $84.9 $86.5 $88.2 $90.0 $92.0 13.0% $81.0 $82.4 $83.9 $85.6 $87.3 Discount Rate 13.5% $77.4 $78.7 $80.0 $81.5 $83.0 14.0% $74.0 $75.2 $76.4 $77.7 $79.1Indicated Enterprise Value $80.0 — $90.028